AMENDMENT
                     TO PLAN AND AGREEMENT OF REORGANIZATION
                                 BY AND BETWEEN
                            TONGA CAPITAL CORPORATION
                                       AND
                                                        MOMENTUM BIOFUELS, INC.

                               Dated July __, 2006


         The   undersigned   parties  to  the  above   agreement,   for  and  in
consideration of mutual benefits, detriments and promises, hereby agree to amend the Plan and Agreement of Reorganization as follows:

1) Exchange of Shares. The preamble Section C. shall be amended to change 38,000,000 shares to 39,275,000 shares.

2) Articles 1.1 and 1.2 are amended to change 38,000,000 shares to 39,275,000 shares.

3) Article 10.7 shall be amended to delete Liz Evans and substitute Elizabeth Evans.

4) Article 4.2 is amended to reflect 24,377,539 shares of TCC as issued and outstanding.

5) Article 10.10 shall be amended to change "13,000,000" shares to 15,274,600 shares in exchange for a note for $400,000 to Ultimate Investment Corp. due 90 days from date of the Amendment. Ultimate Investment Corp agreed to retire 12,514,600 shares to treasury at closing, and others are retiring 2,760,000 shares to treasury at closing.

6) Tonga Capital Corp. hereby grants piggyback registration rights to J. Paul Consulting, Inc., Shortline Equity Partners, Inc. and Ultimate Investments, Inc. for all Tonga shares owned by them, and if no registration statement has been filed within 6 months of date hereof, such entities are granted demand registration rights.

         All other terms and conditions remain in force and effect.


         Tonga Capital Corp.

         by _____________________________________


         Momentum Biofuels, Inc.

         by _____________________________________